UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

APA with NexGenAI Holding Group, Inc.

On June 3, 2025 (the “Closing Date”), Nixxy, Inc. (the “Company” or “Nixxy”) entered into an Asset Purchase Agreement (the “APA”) with NexGenAI Holding Group, Inc., a Delaware corporation (“NexGenAI”), pursuant to which Nixxy agreed to acquire certain assets related to NexGenAI’s technology stack and AI systems, including associated intellectual property (the “Acquisition”).

NexGenAI specializes in generative AI and machine learning applications, with a focus on building custom solutions to boost revenue and improve efficiency across various sectors. Pursuant to the APA, Nixxy acquired substantially all of NexGenAI’s assets related to software development and its technology stack.

As consideration for the Acquisition, Nixxy agreed to pay NexGenAI $2,250,000 (the “Purchase Price”), payable in restricted shares of Nixxy’s common stock, par value $0.0001 (“Common Stock”). The Shares will be issued to NexGenAI in four (4) installments: (i) $750,000 worth of Shares shall be issued within two business days of the Closing Date, based on the volume-weighted average price of Common Stock traded on the Nasdaq Stock Exchange over the ten (10) consecutive trading days (the “10-Day VWAP”) immediately preceding the Closing Date; (ii) $500,000 hares shall be issued three (3) months after the Closing Date, based on the 10-Day VWAP immediately preceding such date; (iii) $500,000 worth of Shares shall be issued six (6) months after the Closing Date, based on the 10-Day VWAP immediately preceding such date; and (iv) $500,000 worth of Shares shall be issued nine (9) months after the Closing Date, based on the 10-Day VWAP immediately preceding such date.

The APA also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the APA.

The foregoing is a summary of the material terms of the APA and does not purport to be a complete statement of the rights, obligations, or provisions contained therein. This summary is qualified in its entirety by reference to the full text of the APA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Offering

On June 3, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with a certain accredited investor (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor in a private placement (the “Offering”) an aggregate of 267,000 shares of Common Stock at a price per share of $1.50 for total proceeds of $400,500. The Subscription Agreement contains certain piggyback registration rights, customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Neither the Shares nor the Common Stock to be issued in the Offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any U.S. state securities laws, and will be issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act. The Common Stock of the Company may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable U.S. state securities laws. This Current Report on Form 8-K is not an offer to sell nor is it a solicitation of an offer to buy the securities described herein.

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Item 8.01. Other Events.

Reference is made to the Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on February 21, 2025 (the “Savitr 8-K”) relating to the Savitr Tech OU asset acquisition.  TKOS Systems references should have been referenced as Savitr Systems CpaaS Software, which are now referred to as Aura CpaaS Software. In addition, the TKOS Systems referenced as an element or name in the Asset Purchase Agreement (the “Savitr Tech APA” or the “Agreement”) will now be referred to as the Aura CpaaS Software.  The referenced software is identical in functionality and source code, and was delivered as per the contract. It is merely the naming reference that is hereby corrected. All other references under the Agreement are correct.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement dated June 3, 2025, by and between Nixxy, Inc. and NexGenAI Holding Group, Inc.

10.2	Form of Subscription Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2025	Nixxy, Inc. By: /s/ Mike Schmidt Mike Schmidt Chief Executive Officer

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